Exhibit 99.1

Fastly Announces Issuance of 7.75% Convertible Senior Notes due 2028 and Repurchases of a Portion of its Existing 0.00% Convertible Senior Notes due 2026

December 2, 2024

SAN FRANCISCO — (BUSINESS WIRE) — Fastly, Inc. (NYSE: FSLY), a leader in global edge cloud platforms, today announced that on December 2, 2024, it entered into separate, privately negotiated subscription agreements pursuant to which Fastly will issue (the “Issuance”) $150.0 million aggregate principal amount of its 7.75% convertible senior notes due 2028 (the “2028 Notes”). Fastly estimates that the gross proceeds from the Issuance will be $150.0 million. Fastly intends to use $150.0 million of the gross proceeds from the Issuance to repurchase approximately $157.9 million aggregate principal amount of its existing 0.00% Convertible Senior Notes due 2026 (the “Existing Convertible Notes”). Additionally, on December 2, 2024, Fastly entered into separate, privately negotiated repurchase agreements with a limited number of holders of its Existing Convertible Notes to repurchase (the “Repurchases” and together with the Issuance, the “Transactions”) approximately $157.9 million aggregate principal amount of the Existing Convertible Notes for aggregate cash consideration of $150.0 million. The Transactions are expected to settle on or about December 5, 2024, subject to customary closing conditions.

Upon completion of the Transactions, the aggregate principal amount of the Existing Convertible Notes outstanding will be approximately $188.6 million, and the aggregate principal amount of the 2028 Notes outstanding will be $150.0 million.

The 2028 Notes will be senior, unsecured obligations of Fastly and will accrue interest at a rate of 7.75% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2025. The 2028 Notes will mature on June 1, 2028, unless earlier converted or repurchased.

The 2028 Notes will be convertible at the option of the noteholders in certain circumstances. Upon conversion, Fastly will pay or deliver, as the case may be, cash, shares of Fastly’s Class A common stock (the “common stock”) or a combination of cash and shares of common stock, at its election. The initial conversion rate is 50.6586 shares of common stock per $1,000 principal amount of 2028 Notes (equivalent to an initial conversion price of approximately $19.74 per share of common stock, which represents a conversion premium of approximately 100% to the last reported sale price of the common stock on The New York Stock Exchange on December 2, 2024), and will be subject to customary anti-dilution adjustments.

The 2028 Notes will not be redeemable by Fastly prior to the maturity date, and no “sinking fund” will be provided for the 2028 Notes.

If Fastly undergoes a “fundamental change” (as defined in the indenture for the 2028 Notes), subject to certain conditions and limited exceptions, noteholders may require Fastly to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the 2028 Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the 2028 Notes, Fastly will, in certain circumstances, increase the conversion rate of the notes for a noteholder who elects to convert its notes in connection with such a corporate event.

Fastly expects that some or all of the holders of the Existing Convertible Notes that are repurchased by Fastly in the Repurchases may purchase shares of Fastly’s common stock in open market transactions or enter into or unwind various derivatives with respect to Fastly’s common stock to unwind hedge positions that they have with respect to their investments in the Existing Convertible Notes. Fastly also expects that some or all holders of the 2028 Notes may sell shares of Fastly’s common stock in open market transactions or enter into various derivatives with respect to Fastly’s common stock to hedge their investments in the 2028 Notes. These transactions may cause or avoid an increase or decrease in the market price of Fastly’s common stock, and the effect of which may be material.

In connection with the Transactions, Fastly has been advised that J. Wood Capital Advisors LLC (“JWCA”), Fastly’s financial advisor with respect to the Transactions, intends to purchase approximately 1.3 million shares of Fastly’s common stock concurrently with the Transactions in privately negotiated transactions from certain purchasers of the 2028 Notes through a financial intermediary at a discount to the last reported sale price of Fastly’s common stock on December 2, 2024. JWCA has also agreed not to sell such shares of common stock for 60 days. Such concurrent purchases by JWCA of Fastly’s common stock could increase (or reduce the size of any decrease in) the market price of Fastly’s common stock or the 2028 Notes.

The Issuance and any common stock issuable upon conversion of the 2028 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the 2028 Notes and any such common stock cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Existing Convertible Notes, the 2028 Notes or any common stock issuable upon conversion of the 2028 Notes, nor will there be any sale of the 2028 Notes or any such common stock, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Fastly, Inc.

Fastly’s powerful and programmable edge cloud platform helps the world’s top brands deliver online experiences that are fast, safe, and engaging through edge compute, delivery, security, and observability offerings that improve site performance, enhance security, and empower innovation at global scale. Compared to other providers, Fastly’s powerful, high-performance, and modern platform architecture empowers developers to deliver secure websites and apps with rapid time-to-market and demonstrated, industry-leading cost savings. Organizations around the world trust Fastly to help them upgrade the internet experience, including Reddit, Neiman Marcus, Universal Music Group, and SeatGeek.

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Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements related to the 2028 Notes to be issued and the Existing Convertible Notes to be repurchased, the completion, timing and size of the Issuance and/or the Repurchases, the impact of the Issuance and/or the Repurchases on the market price of the common stock, and JWCA’s expected purchase of Fastly’s common stock and the effects of such purchase. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are the satisfaction of the closing conditions related to the Issuance and/or the Repurchases and market conditions. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including without limitation Fastly’s Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024 and September 30, 2024. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

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